===============================================================================
                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549




                               FORM 8-K/A-3



                                CURRENT REPORT



                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



     Date of Report (Date of earliest event reported): September 30, 1999




                          GOLDEN STAR RESOURCES LTD.
            (Exact Name of Registrant as Specified in Its Charter)


Canada                                        1-12284                    98-0101955
(State or other Jurisdiction of        Commission file number       (I.R.S. Employer
Incorporation or Organization)                                      Identification No.)

1660 Lincoln Street, Suite 3000
Denver, Colorado                                            80264-3001
(Address of Principal Executive Office)                     (Zip Code)


                                (303) 830-9000
             (Registrant's telephone number, including area code)






                                Not applicable
-------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)
===============================================================================

Item 7.  Financial Statements & Exhibits
         -------------------------------

         Set forth below is the information required by Item 7(a), Financial Statements of Acquired Businesses, and by Item 7(b),Pro Forma Financial Information, of Form 8-K with respect to the Acquisition by Golden Star Resources Ltd. ("Golden Star" or the "Company") of Bogoso Gold Limited ("BGL") as disclosed on the Form 8-K filed with the Securities and Exchange Commission on October 14, 1999.

     (a) Financial Statements of Business Acquired

Index to Historical BGL Financial Statements


1.   Auditors' Opinion.......................................................3

2.   Balance Sheet as of September 30, 1999
         and June 30, 1998 and 1997..........................................4

3.   Statements of Income and Expenditure for the
         three months ended September 30, 1999 and 1998
         and for the years ended June 30, 1999, 1998 and 1997................5

4.   Statements of Accumulated Deficit for the
         three months ended September 30, 1999
         and for the years ended June 30, 1999, 1998 and 1997................6

5.   Statements of Cash Flow for the three months
         ended September 30, 1999 and 1998 and for the
         years ended June 30, 1999, 1998 and 1997............................7

6.   Notes to the Financial Statements....................................8-26

                      AUDITORS' REPORT TO THE MEMBERS OF
                              BOGOSO GOLD LIMITED

We have examined the financial statements of Bogoso Gold Limited for the years ended June 30, 1999, 1998 which have been prepared in accordance with the accounting policies set out in Note 2.

Respective responsibilities of Directors and Auditors

The company's Directors are responsible for the preparation of the financial statements. It is our responsibility to express an independent opinion, based on our audit, on those financial statements prepared by the Directors.

Basis of opinion

We conducted our audit in accordance with International Standards on Auditing and auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. It also includes an assessment of the accounting principles used and significant estimates and judgements made by the directors, and an evaluation of the overall adequacy of the presentation of the financial statements.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary for the purposes of our audit. We believe that our audit provides us with a reasonable basis for our opinion.

Without qualifying our opinion, we draw attention to Note 18 of the financial statements which indicates that the company had accumulated losses as of June 30, 1999. This factor along with other matters set forth in Note 18 indicates that the company's ability to continue as a going concern requires continued support from the new shareholders.

Opinion

In our opinion, the company has kept proper books and the financial statements, which are in agreement with the books, give a true and fair view of the state of the company's affairs at June 30, 1999 and 1998 and of the loss and cash flow of the company for each of the three years then ended June 30, 1999 in conformity with International Accounting Standards and comply with the Ghana Companies Code 1963, (Act 179).


/s/ PricewaterhouseCoopers

Chartered Accountants
Accra, Ghana
DECEMBER 14, 1999

                                      BALANCE SHEETS

                                          (Unaudited)           June 30,           June 30,
                                       September 30, 1999        1999               1998
                              Note           US$'000           US $'000           US $'000
                                             -------           --------           --------
Fixed Assets                   3              21,874             23,093              27,692

Development expenditure        4              12,942             13,806              18,648

Deferred assets                5               2,945              2,243                 973
                                           ---------          ---------           ---------
                                              37,761             39,142              47,313
                                           ---------          ---------           ---------

Current assets
     Inventories               6               8,383              8,233               6,041
     Accounts receivable       7               1,574              1,982               1,396
     Cash and short cash
       equivalents             8               6,923             10,729              15,901
                                           ---------          ---------           ---------
                                              16,880             20,944              23,338
                                           ---------          ---------           ---------

Current liabilities            9             (14,041)           (13,552)            (11,882)
                                           ---------          ---------           ---------

Net current assets                             2,839              7,392              11,456

Total assets less current
     liabilities                              40,600             46,534              58,769
                                           ---------          ---------           ---------
     Less:
     Long term liabilities     10            (24,625)           (24,564)            (28,232)
     Environmental
       rehabilitation
       provision               11             (6,991)           (10,209)            (12,105)
                                           ---------          ---------           ---------
                                             (31,616)           (34,773)            (40,337)
                                           ---------          ---------           ---------
                                               8,984             11,761              18,432
                                           =========          =========           =========

Represented by:
     Stated capital            12             78,292             78,292              78,292
     Accumulated deficit                     (69,308)           (66,531)            (59,860)
     Shareholders' advances    13                  -                  -                   -
                                           ---------          ---------           ---------
                                               8,984             11,761              18,432
                                           =========          =========           =========


Director........................................    Approved by and signed on
behalf of the Board of Directors on...........................1999
Director.......................................


          The notes on pages 8 to 26 form an integral part of these financial statements.

                      STATEMENTS OF INCOME AND EXPENDITURE


                                           (Unaudited)      (Unaudited)
                                           Three months     Three months
                                               ended            ended          Year ended        Year ended       Year ended
                                           September 30,    September 30,     June 30, 1999     June 30, 1998    June 30, 1997
                                  Note         1999             1998            US$'000           US$'000           US$'000
                                         -------------     ------------      -------------     -------------    -------------
Sales proceeds                                 7,010           8,835             38,512           35,872             38,856
Less: Royalties on sales                        (210)           (265)            (1,155)          (1,076)            (1,166)
                                                 ---             ---              -----            -----              -----

Net sale proceeds                              6,800           8,570             37,357           34,796             37,690

Cost of sales
Depreciation of fixed assets      2(b)        (1,636)         (2,595)            (8,171)          (5,990)            (4,107)
Amortization of development
 expenditure                      2(c)          (864)         (4,133)            (4,842)          (5,856)            (2,537)
Other cost of sales                           (5,251)         (6,242)           (25,554)         (19,286)           (18,651)
                                              ------          ------            -------          -------            -------
                                              (7,751)        (13,168)           (38,567)         (31,132)           (25,295)

Gross operating profit (loss)                   (951)         (4,598)            (1,210)           3,664             12,395
General and administrative
  expenses                                    (1,529)         (2,218)            (5,234)         (12,332)           (14,427)
Loan and other interest
  waived                         10(d)             -               -                  -            6,293                  -
Other income                                     275              82              2,203              778              2,533
                                              -------       --------           --------          -------            -------

Net operating (loss)/ profit
  before interest expense                     (2,205)         (6,734)            (4,241)          (1,597)               501

Interest expense                                (572)           (648)            (2,430)          (7,113)            (7,190)
                                             -------          ------             ------           ------             ------

Net loss before taxation         15           (2,777)         (7,382)            (6,671)          (8,710)            (6,689)

Taxation                         16                -               -                  -                -                  -
                                             -------          ------             ------           ------             ------

Net loss for the year                         (2,777)         (7,382)            (6,671)          (8,710)            (6,689)
                                             =======          ======            =======          =======            =======


          The notes on pages 8 to 26 form an integral part of these financial statements.

                        STATEMENTS OF ACCUMULATED DEFICIT

                                          (Unaudited)
                                      Three months ended      Year ended       Year ended      Year ended
                                      September 30, 1999     June 30, 1999    June 30, 1998      June 30,
                                            US$`000              US$'000          US$'000      1997 US$'000
                                            -------              -------          -------      ------------
Accumulated deficit brought forward        (66,531)            (59,860)         (51,150)           (44,461)

Loss for the year transferred from
 statement of income and expenditure        (2,777)             (6,671)          (8,710)            (6,689)
                                            ------             -------          -------            -------


Accumulated deficit carried forward        (69,308)            (66,531)         (59,860)           (51,150)
                                           =======             =======          =======            =======



          The notes on pages 8 to 26 form an integral part of these financial statements.

                             STATEMENTS OF CASH FLOW


                                              (Unaudited)         (Unaudited)
                                          Three months ended   Three months ended
                                             September 30,        September 30,       Year ended      Year ended       Year ended
                                                 1999                 1998          June 30, 1999   June 30, 1998    June 30, 1997
                                               US$'000              US$'000            US$'000         US$'000          US$'000
                                    Note       -------              -------            -------         -------          -------
Net cash inflow from operating
activities (a)                        19        (2,407)                 939               8,363          8,882           17,476
                                               -------              -------             -------        -------          -------
Net cash outflow from investment
  and servicing of finance:
   Interest paid                                     -                 (551)             (2,203)        (1,773)          (1,327)
   Interest received                               136                   29                 631            415              785
                                               -------              -------             -------        -------          -------
Net cash outflow/(inflow) from
  investment and servicing of
  finance (b)                                      136                 (522)             (1,572)        (1,358)            (542)
                                               -------              -------             -------        -------          -------
Cash flow from investing
activities:
   Purchase of tangible fixed
     assets and development
     expenditure                                  (417)              (2,282)             (4,124)        (3,187)          (3,251)
   Sale of tangible fixed assets                     -                    -                  27              5              116
   Deferred mine and plant
     expenditure                                (1,118)                (179)             (5,156)        (1,128)          (2,199)
                                               -------              -------             -------        -------          -------
Net cash outflow from investing
  activities (c )                               (1,535)              (2,461)             (9,253)        (4,310)          (5,334)
                                               -------              -------             -------        -------          -------
Net inflow before financing (a+b+c)
                                                (3,806)              (2,044)             (2,462)         3,214           11,600
                                               -------              -------             -------        -------          -------

Cash flow from financing activities:
   Repayment of deferred
     liabilities                                     -                    -                   -              -                -
   Repayment of loans                                -               (1,578)             (2,710)        (3,933)          (4,082)
                                               -------              -------             -------        -------          -------
Net cash outflow from financing (d)
                                                     -               (1,578)             (2,710)         3,933)          (4,082)
                                               -------              -------             -------        -------          -------
(Decrease)/ increase in cash and
  cash equivalents (a+b+c+d)
                                                (3,806)              (3,622)             (5,172)          (719)           7,518
Cash and cash equivalents at
beginning of period                             10,729               15,901              15,901         16,620            9,102
                                               -------              -------             -------        -------          -------

Cash and cash equivalents at end
  of period                                      6,923               12,279              10,729         15,901           16,620
                                               -------              -------             -------        -------          -------


          The notes on pages 8 to 26 form an integral part of these financial statements.

                        NOTES TO THE FINANCIAL STATEMENTS

1.       The Company
         -----------

         Bogoso Gold Limited (the "Company"), known as Billiton Bogosu Gold Limited until November 14, 1997, was granted a prospecting licence by the Government of Ghana on August 16, 1988 to work, develop and produce gold in a defined concession area at Bogoso, Western Region, Ghana, for a period of thirty years.

         Under an agreement signed on November 30, 1994, and effective July 1, 1994, the Shell Group transferred its assets of Billiton Group to Billiton Group (BVI) Limited, a company incorporated in the British Virgin Islands whose ultimate holding company was Gencor Limited, a company incorporated in South Africa.

         On July 1, 1997, the Company was owned 82% by Billiton Group (BVI) Limited, with 8% held by International Finance Corporation and the remaining 10% held by the Government of Ghana.

         On April 27, 1998, the 82% holding was transferred to Orogen Holdings
         (BVI) Limited due to a reorganisation within Gencor Limited. Subsequently, this shareholding was transferred to Gencor Bogoso Holdings (BVI) Limited on May 19, 1998.

         As part of a Shareholders Reorganisation Agreement effective June 30, 1998, the 82% shareholding of Gencor was transferred to a Consortium of nine banks, namely, International Finance Corporation, Credit Lyonnais, The Sumitomo Bank Limited, Ecobank Transnational Inc., Societe Generale, Bank Austria, Bank Internationale a Luxembourg, DB (Belgium) Finance N.V./S.A. and Deutsche Investitions und Entwicklungsgesellschaft GmbH. In addition, advances, loans and interest payable of US$60,070,000 effective June 30, 1998 were converted into 540,639 Class A Shares. See Note 12 to the financial statements for details of the shareholdings as at June 30, 1998.

         Effective September 30, 1999, the shares of the consortium of nine banks were sold to Golden Star Resources Ltd., a company incorporated in Canada and Anvil Mining NL, a company incorporated in Australia. Following these share transfers Golden Star Resources Ltd. owns 70% of the shares, Anvil Mining NL owns 20% and the Government of Ghana owns the remaining 10%.

2.       Accounting policies
         -------------------

         The following are the significant accounting policies adopted by the Company in the preparation of these financial statements:

(a)      Basis of accounting
         -------------------

         The financial statements have been prepared under the historical cost convention.

(b)      Fixed assets
         ------------

         These assets are valued at cost less accumulated depreciation. They are depreciated over their expected useful lives, with varying lives between different groups of assets ranging from five to ten years.

         ------------------------------

         (b)      Fixed assets (Continued)
                  ------------------------

                  Change in method of depreciation:

                  With effect from July 1, 1997, the Company changed its estimate in calculating the depreciation charge for the plant and machinery only.

                  The new method assumes the estimated remaining economic life of the assets to be to June 30, 2003. Previously these assets were depreciated over lives of between five and ten years.

         (c)      Development expenditure
                  -----------------------

                  Development expenditure is valued at cost and is amortised on a straight line basis, taking into consideration the estimated economic life of the specific project, which is reviewed on a regular basis and to the extent to which this value exceeds its recoverable amount that excess is fully written off in the financial year in which this is determined.

                  Change in method of amortisation:

                  With effect from July 1, 1997, the Company changed its method of calculating the amortisation charge on its development expenditure from a unit of production basis to straight line. In addition, the new method assumes the estimated remaining economic life of the project to be to June 30, 2003.

         (d)      Deferred assets
                  ---------------

                  Deferred assets mainly represent costs for major overhauls of equipment to improve the equipment or extend their useful lives. These costs are deferred and amortised over the remaining useful lives of the equipment.

         (e)      Functional currency
                  -------------------

                  The functional currency of the Company is the United States dollar since the capital invested, the financing of the Company and all sales proceeds are in United States dollars, and approximately 70% of expenditures are dollar related, with the remaining 30% being in Ghanaian currency.

         (f)      Foreign currency translation
                  ----------------------------

                  Current assets and liabilities denominated in foreign currencies are translated into the functional currency (United States dollars) at the rates of exchange ruling at the balance

         ------------------------------

         (f)      Foreign currency translation (Continued)
                  ---------------------------------------

                  sheet date. Items in the statement of income and expenditure are translated at the average rate for the period. Gains and losses arising from the translation of balances are dealt with through the income and expenditure statement.

         (g)      Inventories
                  -----------

                  Inventories have been valued at the lower of cost (weighted average cost basis), and net realisable value (being estimated sales proceeds less expenses incurred in making the sale).

                  For ore and gold inventories, cost comprises all direct production costs and attributable operating expenses, including depreciation.

                  For consumable and spare parts, cost comprises direct purchase costs. Where appropriate, provision for obsolescence has been included in the inventory valuation.

         (h)      Accounts receivable
                  -------------------

                  Accounts receivable are shown at nominal value less, where necessary, provision for bad and doubtful debts.

         (i)      Cash equivalents
                  ----------------

                  Cash at bank, in hand and in short term deposits is shown at nominal value.

         (j)      Long-term and short-term liabilities
                  ------------------------------------

                  These are shown at nominal value.

         (k)      Net sales proceeds
                  ------------------

                  These are the proceeds from the sale of gold bullion, after deduction of sales taxes, discounts, excise duties, and similar levies.

                  The sale of gold bullion was to Billiton Marketing and Trading B.V. (BMT), under the terms of the Gold Refining and Marketing Agreement dated January 18, 1990. This agreement ended on June 30, 1998. An agreement for gold purchase and refining has been agreed with Societe Generale and is pending execution upon formal termination of the BMT agreement.

         (l)      Cost of sales
                  -------------

                  These are the historical costs of direct production and production support activities, including related depreciation, amortisation salaries and wages.

     ------------------------------

     (m)  General and administrative expenses
          -----------------------------------

          The administrative expenses include related depreciation, salaries and wages.

     All amounts as of and for the three months ended September 30, 1999 and 1998 are unaudited.

3.   Fixed Assets
     ------------

                                    Land &        Plant &         Mobile        Other        Capital
                                   Buildings     Machinery      Equipment     Equipment        WIP             Total
                                    US$'000       US$'000        US$'000       US$'000       US$'000          US$'000
                                    -------       -------        -------       -------       -------          -------
        Cost

        At July 1, 1998              9,073          39,240       14,070          4,156          2,899          69,438
                                     -----          ------       ------          -----         ------          ------
        Additions                        -               -            -              -          4,124           4,124
        Transfers/ disposals/
          reclassifications            129           1,306        2,283            451         (5,186)         (1,017)
                                     -----          ------       ------          -----         ------          ------
        At June 30, 1999             9,202          40,546       16,353          4,607          1,837          72,545
                                     -----          ------       ------          -----         ------          ------
        Additions                        -               -            -              -            417             417
        Transfers/ disposals/
          reclassifications             41             199          143             34           (417)              -
                                     -----          ------       ------          -----         ------          ------
        At Sept. 30, 1999            9,243          40,745       16,496          4,641          1,837          72,962

        Accumulated Depreciation

        At July 1, 1998              5,362          21,034       12,167          3,183              -          41,746
                                     -----          ------       ------          -----         ------          ------
        Charge for the year          1,665           5,016        1,050            440              -           8,171
        Transfers/ disposals             -               -         (465)               -            -            (465)
                                     -----          ------       ------          -----         ------          ------
        At June 30, 1999             7,027          26,050       12,752          3,623              -          49,452
                                     -----          ------       ------          -----         ------          ------
        Charge for the   period        281             888          334            133              -           1,636
        Transfers/ disposals             -               -            -              -              -               -
                                     -----          ------       ------          -----         ------          ------
        At Sept. 30, 1999            7,308          26,938       13,086          3,756              -          51,088

        Net book value

        At Sept. 30, 1999            1,935          13,807        3,410            885          1,837          21,874
                                     =====          ======       ======          =====         ======          ======
        At June 30, 1999             2,175          14,496        3,601            984          1,837          23,093
                                     =====          ======       ======          =====         ======          ======
        At June 30, 1998             3,711          18,206        1,903            973          2,899          27,692
                                     =====          ======       ======          =====         ======          ======

4.      Development expenditure
        -----------------------

                                           (Unaudited)
                                          September 30,     June 30, 1999      June 30, 1998
                                              1999             US$'000            US$'000
                                           ----------          -------            -------
        Balance at beginning of period       13,806            18,648              24,430
        Expenditure for the period                -                 -                  74
        Less: Amortisation during the
          period (See Note 2(c))               (864)           (4,842)             (5,856)
                                              -----            ------              ------
        Balance at end of period             12,942            13,806              18,648
                                             ======            ======              ======

5.   Deferred assets
     ---------------

                                        (Unaudited)
                                       September 30,   June 30,     June 30,
                                           1999          1999         1998
                                          US$'000      US$'000      US$'000
                                          -------      -------      -------

     Balance at beginning of period         2,243          973        3,709
     Expenditure for the period             1,118        5,156        1,128
     Less: Amortisation during the
       period (see Note 2(d))                (416)      (3,886)      (3,864)
                                           ------       ------       ------

     Balance at end of period               2,945        2,243          973
                                           ======       ======       ======

6.   Inventories
     -----------

     Ore                                     2,205        2,465         784
     In-process                                949          677         563
     Finished                                    -            -         398
                                             -----        -----       -----
                                             3,154        3,142       1,745

     Consumables and spare parts             5,229        5,091       4,296
                                             -----        -----       -----
                                             8,383        8,233       6,041
                                             =====        =====       =====

7.   Accounts receivable
     -------------------

                                       (Unaudited)
                                      September 30,    June 30,      June 30,
                                          1999           1999          1998
                                         US$'000        US$'000      US$'000
                                         -------        -------      -------

     Sundry receivables                   1,426          1,561          914
     Employee advances                       27            217          186
     Prepaid expenses                       121            204          296
                                          -----          -----        -----
                                          1,574          1,982        1,396
                                          =====          =====        =====


8.   Cash and short term deposits
     ----------------------------

     Balance held within Ghana              (40)           (592)         320
     Balances held externally             6,963          11,321       15,581
                                          -----          ------       ------
                                          6,923          10,729       15,901
                                          =====          ======       ======

9.       Current liabilities

                                                                (Unaudited)
                                                               September 30,         June 30,            June 30,
                                                   Note             1999              1999                 1998
                                                                  US$'000            US$'000             US$'000
                                                                  -------            -------             -------
         Long-term liabilities - current
           portion                                 9(a)             4,931              4,914               3,956
         Loan interest payable                     9(b),10          4,748              4,177               4,049
         Amounts owed to suppliers                                  1,782              1,363               1,490
         Amounts owed to group
           companies                                                    -                  -                   -
         Accruals and other payables                22              2,580              3,098               2,387
                                                                   ------             ------              ------
                                                                   14,041             13,552              11,882
                                                                   ======             ======              ======
         (a)  Long-term liabilities -
              current portion

                International Finance
                  Corporation                       10              3,725              3,725               2,937
              Deutsche Investitions und
                Entwicklungsgesellschaft
                GmbH                                10              1,206              1,189               1,019
              Consortium of Banks (ex New
                Billiton loan)                      10                  -                  -                   -
                                                                   ------             ------              ------

         (b)    Loan interest payable                               4,931              4,914               3,956
                                                                   ======             ======              ======

                International Finance
                  Corporation                                       3,605              3,180               3,024
                Deutsche Investitions und
                  Entwicklungsgesellschaft
                  GmbH                                              1,143                997               1,025
                Consortium of Banks (ex
                  New Billiton loan)                                    -                  -                   -
                                                                   ------             ------              ------
                                                                    4,748              4,177               4,049
                                                                   ======             ======              ======

10.      Long term liabilities

                                                             September 30,     June 30,        June 30,
                                                                  1999           1999            1998
                                                   Note         US$'000        US$'000         US$'000
                                                                -------        -------         -------
         Formerly -
         International Finance Corporation         10(b)
                                 Tranche 1                        4,827          4,827           6,608
                                 Tranche 2                       13,630         13,630          13,630
                                                                 ------         ------         -------
                                                                 18,457         18,457          20,238
         Less: Current portion   Tranche 1          9(a)         (3,725)       ( 3,725)        ( 2,937)
                                                                 ------         ------         -------

                                                                 14,732         14,732          17,301
                                                                 ------         ------         -------
         Formerly -
         Deutsche Investitions und                 10(c)
           Entwicklungsgesellschaft GmbH
                                 Tranche 1                        1,502          1,481           2,150
                                 Tranche 2                        4,268          4,211           4,471
                                                                  -----         ------         -------
                                                                  5,770          5,692           6,621
         Less : Current portion  Tranche 1          9(a)         (1,206)        (1,189)         (1,019)
                                                                 ------         ------         -------

                                                                  4,564          4,503           5,602
                                                                  -----         ------         -------

         International Finance Corporation -
         advance                                                                 5,329           5,329
         Anvil International Finance Ltd.                         1,066              -               -
         Bogoso Holdings (Golden Star
         Resources Ltd.)                                          3,730              -               -
         Government of Ghana                                        533              -               -
         Interest Payable on shareholders          10(d)
         advances                                                     -              -               -
                                                                 ------         ------         -------

                                                                 24,625         24,564          22,903
                                                                 ======         ======         =======

          (a) The loans are secured by a first fixed and floating charge on fixed assets and the mining leases; the assignment of the rights of the Company under the Gold Refining and Marketing Agreement; a charge on the foreign exchange retention accounts of the Company under the Foreign Exchange Retention Account Agreement; and the assignment of insurances.

          (b) International Finance Corporation loans, which totaled US$43,000,000 are divided into six loans comprising an A1 loan of US$9,570,000, an A2 loan of US$4,430,000, a B1 loan of
               US$16,400,000, a B2 loan of

          --------------------------------

               US$7,600,000, a C1 loan of US$3,400,000 and a C2 loan of US$1,600,000.

               The A1, B1 and C1 loans were repayable in 15 semi-annual installments which commenced on October 1, 1993 and thereafter each six months, with the final installment due on October 1, 2000, attracting interest at LIBOR plus 2.125% per annum on the principal outstanding.

               The A2, B2 and C2 loans are repayable in 20 semi-annual installments which were to commence on April 1, 1995 and thereafter each six months with the final installment due on October 1, 2004, attracting interest at LIBOR plus 2.5% per annum on the principal outstanding. BGL has notified IFC pursuant to
               Section 3.03 (h) of the IFC Rescheduling and Amendatory Agreement that there is insufficient cash available to be able to repay the respective principal installments of the A2, B2 and C2 loans which fell due commencing April 1, 1995.

               The Company did make payments of interest in respect of the A2, B2, and C2 loans in October 1997 but not in April 1998 for the year ended June 30, 1998 and such interest is due on the next interest payment date thereafter unless demanded or paid beforehand. In respect of the amount of such payment due and unpaid, interest at 1% above libor plus 2.125% per annum is in effect from the date any such amount became due until the date of actual payment.

          (c) Deutsche Investitions und Entwicklungsgesellschaft GmbH loans, which totaled DM25,000,000 (approximately US$13.1 million at June 30, 1998) are divided into two loans comprising an A1 loan of DM17,100,000 (approximately US$9.1 million) and an A2 loan of DM7,900,000 (approximately US$4.2 million).

               The A1 loan was repayable in 15 semi-annual installments which commenced on October 1, 1993 and thereafter each six months with the final installment due on October 1, 2000 attracting interest at the rate of 8.125% per annum on the principal outstanding.

               The A2 loan is repayable in 20 semi-annual installments which commenced on April 1, 1995 and thereafter each six months with the final installment due on October 1, 2004, attracting interest at the rate of 8.75% per annum on the principal balance outstanding. BGL has notified the DEG that the relevant Tranche 2 cash availability is insufficient for the Company to be able to repay the respective principal installments of the A2 loan which fell due commencing April 1, 1995.

               The Company did make a payment of interest in respect of the A2 loan in October 1997 but not in April 1998 for the year ended June 30, 1998 and such interest shall be payable on the next interest payment date thereafter, unless demanded or paid beforehand. Interest at 10.75% per annum on the balance outstanding is in effect from the date any such amount became due until the date of actual payment.

     --------------------------------

     (d) The Company obtained loans totaling US$13,800,000 divided into a Tranche A loan of US$8,800,000 and Tranche B loan of US$5,000,000, under the terms of the Billiton Loan Amending Agreement.

               The Tranche A loan is repayable in 20 semi-annual installments commencing on April 1, 1995 and thereafter each six months with the final installment due on October 1, 2004, attracting interest at the rate of LIBOR plus 2.5% per annum on the principal balance outstanding. Penalty interest is charged at 1% above the relevant interest rate if payment is not made.

               The Tranche A loan was transferred to the Consortium of nine the main shareholders of the Company effective June 30, 1998. At this date, the Consortium converted the Tranche A loan of US$8,800,000 and the cumulative interest of US$2,275,000 into Class A Shares (See Note 13).

               The Tranche B loan of US$5,000,000 and the cumulative interest of US$1,293,000 was waived on June 30, 1998.

     (e) Interest on shareholders' advances of US$24,324,000 was converted into Class A Shares effective June 30, 1998 (See Note 13).



11.  Environmental rehabilitation provision
     --------------------------------------

     Costs are estimated based primarily upon environmental and regulatory requirements and are accrued and charged to expense over the expected economic life of the operation. The environmental rehabilitation provision to meet closure costs is currently made at the rate of US$1 per milled ton of ore

12.  Stated capital
     --------------

                                                    (Unaudited)
                                                   September 30,        June 30,          June 30,
                                                       1999               1999              1998
                                                   No. of shares     No. of shares      No. of shares
                                                   -------------     -------------      -------------
         Authorised shares
         -----------------
         Class A shares                              18,000,000        18,000,000         18,000,000
         Class B shares                               2,000,000         2,000,000          2,000,000
                                                     ----------        ----------         ----------

                                                     20,000,000        20,000,000         20,000,000
                                                     ==========        ==========         ==========

     -------------------------

                                       (Unaudited)
                                      September 30,                June 30,                         June 30,
                                          1999                       1999                             1998
                                          ----                       ----                             ----
                                  No. of        Amount        No. of       Amount            No. of           Amount
         Issued:                  shares        US$'000       shares       US$'000           shares           US$'000
         -------                  ------        -------       ------       -------           ------           -------
         Class A shares            704,639       78,293        704,639        78,293        704,639            78,293
         Class B shares             78,293            -         78,293             -         78,293                 -
                                   -------       ------        -------        ------        -------            ------
                                   782,932       78,293        782,932        78,293        782,932            78,293
                                   =======       ======        =======        ======        =======            ======

     The Company issued 540,639 additional Class A Shares for the conversion of advances, loans and interest payable of US$60,070,000 as at June 30, 1998 (See Note 13).

     In addition, the Government of Ghana was issued 60,071 Class B Shares for no consideration, to maintain their proportionate 10% ownership of the Company.

     The shareholders of the Company as at September 30, 1999, June 30, 1999 and 1998 are as follows:

                                                                  (Unaudited)
                                                                 September 30,
                                                                     1999              June 30, 1999     June 30, 1998
                                                                    Number                 Number            Number
                                                                    ------                 ------            ------
         Class A shares

         International Finance Corporation                                 -             216,270           216,270
         DEG-Deutsche Investitions und
           Entwicklungsgesellschaft mbH                                    -             158,004           158,004
         Societe Generale                                                  -              91,140            91,140
         Credit Lyonnais                                                   -              76,897            76,897
         Bank Austria AG                                                   -              45,566            45,566
         DB (Belgium) Finance N.V./S.A                                     -              45,566            45,566
         The Sumitomo Bank Limited                                         -              31,331            31,331
         Banque International a Luxembourg                                 -              28,477            28,477
         Transnational Incorporated                                        -              11,388            11,388
         Anvil International Finance Ltd.                            156,586                   -                 -
         Bogoso Holdings                                             704,639                   -                 -
                                                                     -------             -------           -------
                                                                     704,639             704,639           704,639

         Class B shares

         Government of Ghana                                          78,293              78,293            78,293
                                                                     -------             -------           -------

         Total Shares                                                782,932             782,932           782,932
                                                                     =======             =======           =======

13.  Shareholders' advances
     ----------------------

     Shareholders' advances represented interest bearing foreign currency advances made under the terms of the Revised Shareholders Financing Agreement of March 22, 1994. These advances attracted interest at the rate of 10% per annum.

     In accordance with letters of consent from the shareholders, the advances, loans and interest payable to the consortium of banks were converted into Class A Shares effective June 30, 1998. The IFC advance of US$5,329,000 will not accrue any further interest on the remaining principal from June 30, 1999.

14.  Net loss before taxation is stated after charging/(crediting)
     -------------------------------------------------------------

                                                           September 30, 1999      June 30, 1999       June 30,1998
                                                                US$'000              US$'000             US$'000
                                                                -------              -------             -------
     Auditors' remuneration                                         6                    25                 22
     Bad and doubtful debts                                         -                     2                350
     Directors' fees                                                3                    36                  6
     Director's emoluments                                         41                   162                162
     Director's compensation for loss of office                     -                     -                 68
     Exchange (gain)/loss                                         (31)                 (426)              (210)
     Interest received                                           (137)                 (631)              (415)
     Inventory write down                                           1                    40              2,078
     Loss/(profit) on disposal of assets                            -                   (14)                16
     Roaster write-off                                              -                     -                  -
     Rehabilitation expenditure                                   338                 1,352              2,125
                                                                 ====                ======              =====

15.  Taxation
     --------

     The Company has no taxation charge for the nine months ended September 30, 1999 or the years ended June 30, 1999 or 1998 or 1997 as there are significant tax losses to carry forward. However, the Company has a tax credit of U.S. $249,000 being Value Added Tax paid on inputs.

16.  Capital commitments
     -------------------

     Capital expenditure authorised but not yet expended as at September 30, 1999, June 30, 1999 and at June 30, 1998 were $125,000, nil and $6,483,000, respectively.

17.  Contingent liabilities
     ----------------------

     (a)  Hedged gold

          The Company had no hedged gold contracts as at September 30, 1999, June 30, 1999 or June 30, 1998.

     ----------------------------------

     (b)  Staff car loans

          The Company had guaranteed car loans to senior staff provided through Barclays Bank of Ghana Limited until early 1999. The balance guaranteed as at June 30, 1998 amounted to $43,085.

18.  Going concern and subsequent events
     -----------------------------------

          The Company has accumulated losses of $66,531,000 as at June 30, 1999 due to trading losses over the past years as a result of the high cost of servicing a heavy debt portfolio and the declining gold price, as well as working capital problems with the non-payment of external debt and limited finance available for an on-going capital renewal program. The Company has been deferring payments due on long-term loans.

     A major exploration program has been undertaken to identify proven and probable oxide reserves to extend the life of the mine. In addition, the exploration work has identified highly prospective targets and investigations are underway into alternative sources of ore such as the treatment of tailings.

     As discussed in Note 1, effective September 30, 1999 the consortium of nine banks sold their shares and assigned their debts owed them by the Company to new shareholders, Golden Star Resources Ltd. and Anvil Mining NL.

19.  Net cash inflow from operating activities
     -----------------------------------------

                                                 (Unaudited)
                                             Three months ended         Year ended                 Year ended
                                             September 30, 1999        June 30, 1999             June 30, 1998
                                                   US$'000               US$'000                    US$'000
                                                   -------               -------                    -------
Net operating (loss)/profit before
  interest expense                                  (2,205)               (4,241)                    (1,597)
Depreciation                                         1,636                 8,171                      5,990
Amortisation of development
  expenditure                                          864                 4,842                      5,856
Amortisation of deferred assets                        416                 3,886                      3,864
(Increase)/decrease in inventories                    (150)               (2,192)                     3,291
(Increase)/decrease in accounts
receivable                                             407                  (586)                      (371)
(Decrease)/increase in creditors                       (99)                  584                       (519)
(Decrease)/increase in long term
  liabilities                                       (3,140)               (1,896)                      (735)
Loan and interest waiver                                 -                     -                     (6,293)
Exchange (gain)/loss on loans                            -                   (99)                      (205)
Loss/(profit) on disposal of assets                      -                   (14)                        16
Interest income                                       (136)                 (631)                      (415)
Reclassification of fixed assets                         -                   539                          -
                                                    ------                 -----                      -----
                                                    (2,407)                8,363                      8,882
                                                    ======                 =====                      =====

20.  Reclassification
     ----------------

     The prior years comparative figures have been reclassified where applicable to be consistent with the current year's presentation.

21.  Generally Accepted Accounting Principles in the United States and Canada
     ------------------------------------------------------------------------

     The financial statements have been prepared in accordance with generally accepted accounting principles and in compliance with Ghana Companies Code 1963 (Act 179), in the United Kingdom which differ in certain respects from those principles that the Company would have followed had its financial statements been prepared in accordance with accounting principles generally accepted in the United States or Canada. Differences which materially affect these financial statements are:

     (a) Under U.S. GAAP, items such as foreign exchange gains and losses are required to be shown separately in the derivation of comprehensive income. Under Canadian GAAP, foreign exchange gains and losses related to the translation of foreign currency loans would be deferred and amortised over the remaining period of the loan. The Company has certain loans denominated in deutschmarks.

     (b) Under U.S. GAAP, changes in accounting policies are accounted for in the year of change and includes the cumulative effect of that accounting change. Under Canadian GAAP, changes are applied retroactively to prior period financial statements by restating the prior years' financial statements and the prior year opening retained earnings balance in the earliest year reported. In June 1998, the Company changed its method of amortization of development expenditure costs from units of production to straight line.

     (c) Under U.S. GAAP, extraordinary items are usually limited to unusual and infrequent events. Such items are reported separately in the statement of operations, net of taxes, and included in the determination of net income. Under Canadian GAAP, gains and losses from the extinguishment of debt generally do not meet the criteria for extraordinary items. During the year ended June 30, 1998, creditors forgave portions of certain loans as discussed Note 10.

     (d) Under U.S. and Canadian GAAP, basic earnings per share of common stock is calculated on the weighted average number of common shares outstanding during the period and is required for each period presented. Per share amounts are reflected for income before extraordinary items, the cumulative effect of a change in accounting principle and for net income.

     (e) Under U.S. and Canadian GAAP, the impact of a change in accounting estimate is recorded in the current reporting period, typically three-month quarters. As of June 30, 1998, the Company changed the estimated remaining useful lives of its plant and machinery and mine to five years, effective as of July 1, 1997. Under U.S. and Canadian

          GAAP, the impact of the change in estimate would have been recorded as of April 1, 1998, resulting in a lower charge for depreciation and amortization for the year ended June 30, 1998.

     Had the Company followed GAAP in the United States and Canada, certain items on the statements of operations would have been reported as follows:

                            Statement of operations
    (Stated in thousands of United States Dollars except per share amounts)

                                                    (Unaudited)     (Unaudited)
                                                    Three months    Three months   Year ended    Year ended    Year ended
                                                       ended           ended        June 30,      June 30,      June 30,
                                                   Sept. 30, 1999  Sept. 30, 1998     1999          1998          1997
                                                      US$'000         US$'000        US$'000      US$'000       US$'000
                                                       --------        --------    ---------     --------       --------
Net loss as presented                                  $ (2,777)       $ (7,382)   $ (6,671)     $ (8,710)      $ (6,689)
Foreign exchange gain (a)                                   (65)             19        (238)           (6)           (75)
Change in accounting estimate (e)                             -               -           -         3,084              -
Extraordinary gain on extinguishment of debt (c)              -               -           -        (6,293)             -
                                                       --------        --------    ---------     --------       --------
Income before extraordinary item                         (2,842)         (7,363)     (6,909)      (11,925)        (6,764)
Extraordinary gain on extinguishment of debt (c)              -               -           -         6,293              -
Cumulative effect of change in accounting
  principle (b)                                               -               -           -         1,083              -
                                                       --------        --------    ---------     --------       --------
Net income (loss) under U.S. GAAP                        (2,842)         (7,363)     (6,909)       (4,549)        (6,764)
Other comprehensive income - foreign exchange
  gain (a)                                                  (65)            (19)        238             6             75
                                                       --------        --------    ---------     --------       --------
Comprehensive income (a)                               $ (2,777)       $  7,382)   $ (6,671)     $ (4,543)      $ (6,689)
                                                       ========        ========    =========     ========       ========
Per share data (d):
Extraordinary gain on extinguishment of debt                  -               -           -      $  34.32              -
                                                       ========        ========    =========     ========       ========
Cumulative effect of change in accounting
  principle                                                   -               -           -      $   5.91              -
                                                       ========        ========    =========     ========       ========
Basic and diluted net loss per share under U.S.
  GAAP                                                 $  (3.55)       $  (9.42)   $  (8.82)     $ (24.77)      $ (36.71)
                                                       ========        ========    =========     ========       ========
Weighted average shares outstanding (basic and
  diluted)                                              782,932         782,932     782,932       183,369        182,222
                                                       ========        ========    =========     ========       ========

Reconciliation to Canadian GAAP:
Net loss under U.S. GAAP                                 (2,842)         (7,363)     (6,909)       (4,549)        (6,764)
Amortisation of foreign exchange gain (a)                    53              38         162            28             50
Cumulative effect of change in accounting
  principle applied retroactively                         3,196           1,859       2,861         1,521          1,083
                                                       --------        --------    ---------     --------       --------
Net loss under Canadian GAAP                                407          (5,466)     (3,886)       (3,000)        (5,631)
                                                       ========        ========    =========     ========       ========
Net loss per share under Canadian GAAP                 $  (0.52)       $  (6.98)   $  (4.96)     $ (16.36)      $ (30.90)
                                                       ========        ========    =========     ========       ========

22.  Generally Accepted Accounting Principles in the United States and Canada
     ------------------------------------------------------------------------
     (Continued)
     -----------

     The effect of differences in accounting under U.S. GAAP and Canadian GAAP on the balance sheets, statement of changes in shareholders' equity and statements of cash flow are as follows:

     Balance Sheet

                                                  (Unaudited)
                                               September 30, 1999                              June 30, 1999
                                               ------------------                              -------------
                                                   Canadian           U.S.                        Canadian       U.S.
                                  As presented       GAPP             GAAP       As presented       GAAP         GAAP
                                  ------------       ----             ----       ------------       ----         ----
     Fixed assets                    21,874          22,768         22,768         23,093         23,873       23,873
     Development                                                                   13,806         19,805       16,944
       expenditure (b)               12,942          19,081         15,885
     Accumulated
        comprehensive
        income                            -               -            384              -              -          319
     Accumulated deficit            (69,308)        (57,732)       (65,525)       (66,531)       (58,139)     (62,683)
     Total shareholders'
        equity                        8,984          16,348         13,152         11,761         18,790       15,929

                                                                         June 30, 1998
                                                                         -------------
                                                                           Canadian           U.S.
                                                                           --------           ----
                                                       As presented           GAAP            GAAP
                                                       ------------           ----            ----
     Fixed assets                                          27,692            28,243           28,243
     Development expenditure (b)                           18,648            22,702           21,181
     Accumulated comprehensive income                           -                 -               81
     Accumulated deficit                                  (59,860)          (54,253)         (55,774)
     Total shareholders' equity                            18,432            24,121           22,600

     Under U.S. GAAP, accruals and other payables would be separately disclosed as follows:

                                                    (Unaudited)
                                                    September 30,    June 30,    June 30,
                                                         1999          1999        1998
                                                         ----          ----        ----
     Accrued payroll, taxes and bonus                     305            594        494
     Accrued redundancy costs                              50            302        356
     Accrued royalties                                    312            266        222
     Accrued electricity                                  163            393        116
     Accrued mining department costs                       94            152          -
     Other accrued liabilities                          1,656          1,391      1,199
                                                        -----          -----      -----
       Total accruals and other payables                2,580          3,098      2,387
                                                        =====          =====      =====

21.    Generally Accepted Accounting Principles in the United States and Canada
       ------------------------------------------------------------------------
       (Continued)
       -----------

         Statement of Changes in Shareholders' Equity Under U.S. GAAP

                                                                             Accumulated
                                                                                Other                           Total
                               Class A    Class B     Stated                Comprehensive    Shareholder    Shareholders'
                                Shares     Shares     Capital    Deficit        Income        Advances         Equity
                                ------     ------     -------    -------    --------------   ----------      ---------
   Balance at June 30, 1997     164,000     18,222   $18,222    $(51,225)      $   75         $ 24,671          $ (8,257)
   Comprehensive Income:
   Net income (loss) 1998                                         (4,549)                                         (4,549)
   Translation adjustments                                                          6                                  6
   Comprehensive Income:                                                                                          (4,543)
   Shares issued                540,639     60,071    60,071                                                      60,071
   Shareholder advances               -          -         -           -            -          (24,671)          (24,671)
                               --------   --------   -------    --------       ------         --------          --------
   Balance at June 30, 1998     704,639     78,293   $78,293    $(55,774)      $   81         $      -          $ 22,600
   Comprehensive Income:
   Net income (loss) 1999                                         (6,909)                                         (6,909)
   Translation adjustments                                                        238                                238
   Comprehensive Income:                                                                                          (6,671)
   Shares issued
   Shareholder advances               -          -         -           -            -                -                 -
                               --------   --------   -------    --------       ------         --------          --------
   Balance at June 30, 1999     704,639     78,293   $78,293    $(62,683)      $  319         $      -          $ 15,929
   Comprehensive Income:
   Net income (loss) 1999                                         (2,842)                                         (2,842)
   Translation adjustments                                                         65                                 65
   Comprehensive Income:                                                                                          (2,777)
   Shares issued
   Shareholder advances               -          -         -           -            -                -                 -
                               --------   --------   -------    --------       ------         --------          --------
   Balance at Sept. 30, 1999    704,639     78,293   $78,293    $(65,525)      $  384         $      -           $13,152

Statements of Cash Flow Under U.S. GAAP

   Net Cash Provided by (Used in):         Operating Activities         Investing Activities         Financing Activities
                                           --------------------         --------------------         --------------------

   For the three month period ended     As presented    U.S. GAAP    As presented    U.S. GAAP    As presented    U.S. GAAP
   ---------------------------------    ------------    ---------    ------------    ---------    ------------    ---------
        Sept. 30, 1999 (Unaudited)         (2,407)        (2,250)       (1,535)        (1,556)             -            -

   For the Years ended
   -------------------
        June 30, 1999                       8,363          5,957        (9,253)        (8,419)        (2,710)      (2,710)
        June 30, 1998                       8,882          7,524        (4,310)        (5,668)        (3,933)      (3,933)


         Cash paid for interest for the three months ended September 30, 1999 and the years ended June 30, 1999, 1998 and 1997 was nil, $2,203,000, $1,773,000 and $1,327,000 respectively.


         U.S. GAAP does not permit the presentation of non-cash items in investing or financing activities in the statements of cash flows. Under the Company's current reporting, no such transactions were included in the statements of cash flows. The Company did, however, convert $60,070,000 in shareholder advances plus accrued interest to Class A shares as described in Note 12.

   US GAAP Tax Considerations

     U.S. GAAP changes the Company's method of accounting for income taxes to an asset and liability approach. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributed to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Use of the assets and liability method has no effect on the U.S. GAAP financial statements as the Company as concluded that a full valuation allowance must be applied to the deferred tax assets resulting from the Company's net operating loss carryforwards. For the Three months ended September 30, 1999 and for the years ended June 30, 1999, 1998 and 1997, the Company has recorded no current tax expense under U.S. GAAP due to the cumulative net losses incurred by the Company. Under U.S. GAAP, the Company would not record any deferred tax expense based on the same rationale.

     Summarized below are the components of deferred taxes:


                                                                  (Unaudited)        As of            As of
                                                              As of September 30,   June 30,         June 30,
                                                                    1999              1999             1998
                                                                    ----              ----             ----
     Temporary differences relating to net liabilities:

          Accrued environmental liabilities                       $ 4,850           $  4,645          $  4,237
     Tax loss and credit carryforwards                             13,259              7,095            10,347
                                                                   ------           --------          --------
     Gross deferred tax asset                                      18,109             11,740            14,584
     Valuation allowance                                          (18,109)           (11,740)          (14,584)
                                                                  -------           --------          --------
     Net deferred tax assets                                      $     -           $      -          $      -
                                                                  =======           ========          ========

     The statutory tax rate in Ghana is 35%, while the Company's effective rate is nil.

     Impact of Recently issued Accounting Standards



     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. SFAS No. 133 requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction add, if it is, the type of hedge transaction. At this time the Company has no derivative instruments that are subject to the requirement of this statement.

     (b)  Pro-forma financial information

     INTRODUCTION

     The following unaudited pro forma consolidated statements of operations illustrate Golden Star Resources Ltd.'s ("Golden Star" or the "Company") acquisition of Bogoso Gold Limited ("BGL"). The pro forma income statements were prepared as if the acquisition occurred January 1, 1998.

     The pro forma consolidated financial information is presented for illustrative purposes only and does not purport to represent what the Company's financial position or results of operations would have been had the acquisition of BGL in fact occurred on the date indicated or at the beginning of the period indicated or to project the Company's financial position or results of operations for any future date or period. The pro forma acquisition is based on management's best estimates and upon available information which the Company believes is reasonable under the circumstances.

     There has been no Pro Forma Consolidated Balance Sheet provided due to the fact that the acquisition was consummated on September 30, 1999. Please refer to the Company's Quarterly Report on Form 10-Q filed for the third quarter of 1999.

     The following unaudited pro forma consolidated financial information should be read in conjunction with (i) the audited consolidated financial statements of the Company and its subsidiaries for the year ended December 31, 1998, which are contained in the Company's 1998 Annual Report on Form 10-K; (ii) the unaudited financial statements of the Company and its subsidiaries for the nine months ended September 30, 1999, which are contained in the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1999; (iii) the audited financial statements of BGL for the three years ended June 30, 1999, 1998 and 1997, which are included elsewhere in this Form 8-K/A; and (iv) the unaudited financial statements of BGL for the three months ended September 30, 1999 and 1998, which are included elsewhere in this Form 8-K/A.

                          GOLDEN STAR RESOURCES LTD.
           Unaudited Pro Forma Consolidated Statements of Operations
                     For the Year Ended December 31, 1998
                     (stated in thousands of United States
                         Dollars except share amounts)

                                            Golden Star
                                             Historical         BGL Historical          Pro Forma          Golden Star
                                         December 31, 1998     December 31, 1998       Adjustments          Pro Forma
                                         -----------------     -----------------       -----------          ---------
REVENUES
     Gold Sales                                $      -           $ 35,432                 $     -           $ 35,432
     Interest and Other                             635                227                       -                862
                                               --------           --------                 -------           --------
                                               $    635           $ 35,659                 $     -            $36,294

COSTS AND EXPENSES
     Costs of Goods Sold                              -             23,130                       -             23,130
     Royalties                                        -              1,062                       -              1,062
     Depreciation                                   230             13,258             (a)  (9,156)             4,332
     Amortization                                     -              1,325             (a)  (1,325)                 -
     General and Administrative                   7,712              9,535                       -             17,247
     Exploration expense                            443                  -                       -                443
     Write-offs and Abandonment of
       Mineral Properties                        16,600                  -                       -             16,600
     Interest Expense                                36              4,936             (b)  (4,936)               348
                                                                                       (c)     312
     Other Income                                     -             (6,419)                  6,293               (126)
     Foreign Exchange Loss (Gain)                    26                236             (b)    (236)                26
                                               --------           --------                 -------           --------
                                                 25,047             47,063                  (9,048)            63,062

LOSS BEFORE THE UNDERNOTED                      (24,412)           (11,404)                  9,048            (26,768)

Omai Preferred Share Redemptions
     Surplus                                        950                  -                       -                950
                                               --------           --------                 -------           --------
Net Loss Before Minority Interest               (23,462)           (11,404)                  9,048            (25,818)
Minority Interest                                 1,214                  -             (d)  (1,612)              (398)
                                               --------            -------                 -------           ---------

Net Loss                                       $(22,248)          $(11,404)                $ 7,436           $(26,216)
                                               ========           ========                 =======           ========
Basic and Fully Diluted Net Loss Per
     Share                                     $  (0.74)          $      -                                   $  (0.71)
                                               ========                                                      ========
Weighted Average Shares Outstanding
     (in millions of shares)                       30.2                  -                     6.9               37.1

                          GOLDEN STAR RESOURCES LTD.
           Unaudited Pro Forma Consolidated Statements of Operations
                 For the Nine Months Ended September 30, 1999
                     (stated in thousands of United States
                         Dollars except share amounts)

                                              Golden Star
                                              Historical          BGL Historical
                                             September 30,         September 30,         Pro Forma           Golden Star
                                                 1999                  1999             Adjustments           Pro Forma
                                                 ----                  ----             -----------           ---------
REVENUES
     Gold Sales                                   $      -             $26,954              $     -             $ 26,954
     Interest and Other                                287                 723                    -                1,010
                                                  --------             -------              -------             --------
                                                  $    287             $27,677              $     -             $ 27,964

COSTS AND EXPENSES
     Costs of Goods Sold                                 -              18,146                    -               18,146
     Royalties                                           -                 813                    -                  813
     Depreciation                                      115               7,264          (a)  (3,989)               3,390
     Amortization                                        -                 964          (a)    (964)                   -
     General and Administrative                      2,358               1,480                    -                3,838
     Exploration Expense                               129                   -                    -                  129
     Write-offs and Abandonment of
     Mineral Properties                             23,745                   -                    -               23,745
     Interest Expense                                   49               1,739          (b)  (1,739)                 283
                                                                                                234                    -
     Other Income                                        -                (318)                   -                 (318)
     Foreign Exchange Loss (Gain)                      (18)               (648)         (b)     648                  (18)
                                                  --------             -------              -------             --------
                                                    26,378              29,440               (5,810)              50,008

LOSS BEFORE THE UNDERNOTED                         (26,091)             (1,763)               5,810              (22,044)

Omai Preferred Share Redemptions Surplus               379                   -                    -                  379
                                                  ---------            -------              -------             --------
Net Loss Before Minority Interest                  (25,712)             (1,763)               5,810              (21,665)
Minority Interest Loss                               1,056                   -          (d)    (986)                  70
                                                  --------             -------              -------             --------

Net Loss                                          $(24,656)            $(1,763)             $ 4,824             $(21,595)
                                                  ========             =======              =======             ========
Basic and Fully Diluted Net Loss Per Share        $  (0.79)                                                    $   (0.59)
                                                  ========                                                     =========
Weighted Average Shares Outstanding (in
     millions of shares)                              31.4                                         -                31.4

Purchase Price Allocation


The purchase price for the Acquisition was an initial payment by us of US$6.5 million, of which US$5,056,000 was for our account and US$1,444,000 was for the account of Anvil. The Purchase Agreement also calls for a payment to the sellers based upon the average price spot price of gold in the two years subsequent to closing (the "Calculation Period"). The payment will be calculated on a pro-rata basis if the average afternoon gold price fixing by the London Bullion Market Association over the Calculation Period (the "Average Gold Price") is between US$255 and US$310 per ounce and will be capped at US$10.0 million. If we acquire additional mineable ore reserves that can be processed at the Bogoso facility equivalent to at least 50,000 ounces of gold output, we will make a minimum payment of US$2.0 million one and half years after the closing of the Bogoso Purchase transaction. This payment will be applied towards the US$10.0 million cap mentioned above. The Company will record these payments at their fair value at the date they are determinable. These amounts will be amortized over the remaining life of the mine. Under an agreement with Anvil, our Company will provide all of the funds for the initial US$6.5 million purchase price and all other acquisition costs collectively (the "Acquisition Costs"). We will provide a loan to Anvil (the "Note Receivable") to fund Anvil's share of the Acquisition Costs. The Note Receivable will bear an annual interest rate of 15% compounded monthly. All cash distributions from the Bogoso Property will be paid to us until we have received all of the Acquisition Costs plus interest thereon.


Assets and liabilities assumed have been recorded at estimated fair market value. In addition, US$6,000,000 of cash acquired has been reflected as restricted cash to pay for the assumed mine site rehabilitation and economic and social development for the mine area community at the eventual closure of the Bogoso Property.


The Company will also be required to pay the sellers an additional US$5,000,000 on the first anniversary of commencement of sulfide production at BGL. Due to the uncertain nature of this contingent consideration, no liability has been recorded as part of the purchase price allocation. This payment, if made, will be amortized over the remaining life of the mine.

      The following allocation of the purchase price reflects the estimated fair market values of all the assets and all the liabilities acquired in the transaction completed on September 30, 1999. This allocation represents the entire transaction, related costs and acquired assets and liabilities.

             Cost of Acquisition                        US$'000
             Purchase Price                            $  6,500
             Transaction Costs                            1,948
                 Cost of Acquisition                   $  8,448
                                                       ========

             Allocation of Purchase Price

             Cash                                      $  6,923
             Accounts receivable                          1,453
             Inventories                                  8,383
             Other current assets                           122
             Mining properties                            3,774
             Accounts Payable                            (4,362)
             Long-Term Liabilities                       (7,000)
             Minority Interest                             (845)
                                                       --------
                 Total Purchase Price Allocated        $  8,448
                                                       ========


The accompanying Pro Forma Consolidated Statements of Operations assume that the proposed acquisition of BGL had occurred on January 1, 1998.

The acquisition adjustments are as follows:


a. To record the elimination of depreciation and amortization expense on mining assets acquired as of January 1, 1998.
b. To record the elimination of interest expense and foreign exchange gains/losses and forgiveness of debt included as other income related to the debt of BGL.

c. To record the estimated interest expense related to debt incurred of US$4,155,000 at 7.5% as part of the funding for the acquisition of
          BGL.
d.       To record the 30% minority interest share in the earnings of BGL.


The Acquisition Agreement noted that the Company and Anvil would provide for the following: US$6 million related to environmental rehabilitation, US$3 million related to severance costs, and US$1 million related to social and economic programs. Prior to the consummation of the acquisition, BGL paid the severance of US$3.0 million. Thus, as at September 30, 1999, the liabilities that were assumed by the Company, and thus included in the purchase price allocation were US$6.0 million for environmental rehabilitation and US$1.0 million for social and economic programs.


3. Reconciliation of Pro Forma Consolidated Statements of Operations to United States GAAP


     The Pro Forma Consolidated Financial Statements have been prepared using the financial statements of GSR which are in accordance with Canadian generally accepted accounting principles ("Canadian GAAP") which differ in certain respects from those principles that the Company would have followed had its financial statements been prepared in accordance with generally accepted accounting principles in the United States ("US GAAP"). Differences which materially affect these Pro Forma Consolidated Financial Statements are:

a. For US GAAP, exploration and general and administrative costs related to projects are charged to expense as incurred. As such, the majority of costs charged to Exploration Expense and Abandonment of Mineral Properties under Canadian GAAP would have been charged to earnings in prior periods under US GAAP. Property acquisition costs are capitalized for both Canadian and US GAAP. For the Pro Forma Consolidated Statements of Operations the impact of this adjustment would be US$4.9 million for the year ended December 31, 1998 and US$13.8 million for the nine months ended September 30, 1999.

b. Under US GAAP, the investment in Omai Gold Mines Limited would have been written off in prior years and, therefore, the entire Omai Preferred Share Redemption would have been included in income. Under Canadian GAAP, a portion of the Omai Preferred Share Redemption is included in income with the remainder reducing the carrying value of the Company's preferred stock investment. For the Pro Forma Consolidated Statements of Operations, the impact of this adjustment would be US$0.8 million for the year ended December 31, 1998 and US$0.3 million for the nine months ended September 30, 1999.

The following table summarizes the effect of the above material adjustments on the Pro Forma Financial Statements:

                                                   Pro Forma Canadian      Pro Forma US
                                                          GAAP                 GAAP
                                                        US $'000             US $'000
                                                        --------             --------
For the Year Ended December 31, 1998
------------------------------------

Net (Loss)/Income                                      $(26,216)            $(20,237)

For the Nine Months Ended September 30, 1999
--------------------------------------------

Net (Loss)/Income                                      $(21,595)             $(6,820)

Sub events Rider
SUBSEQUENT EVENTS (Unaudited)


On September 30, 1999, the Company was purchased by Bogoso Holdings, a wholly-owned subsidiary of Golden Star Resources Ltd. ("Golden Star"), and Anvil Mining NL ("Anvil"). Golden Star and Anvil acquired of 70% and 20%, respectively, of the common shares of BGL. The Government of Ghana retained its remaining 10% equity interest in BGL. The acquisition also included the assignment of US$34 million of existing indebtedness owed to the previous owners of BGL. The debt was assigned 78% to Bogoso Holdings and 22% to Anvil.



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-33237) dated October 2, 1998 of Golden Star Resources Ltd. of our report dated December 14, 1999, relating to the financial statement of Bogoso Gold Limited, which appears in the Current Report on Forma 8-K/A of Golden Star Resources Ltd. dated December 14, 1999.

/s/ PricewaterhouseCoopers
Chartered Accountants

Accra, Ghana
December 14, 1999

Proforma Rider


f. The transaction as detailed elsewhere in this Form 8-K, detailed the assignment of US$34 million of existing BGL indebtedness to the Company and Anvil. Due to the intricate structure of the acquisition, the debt was assigned to Bogoso Holdings, a wholly-owned subsidiary of the Company. Thus, through the consolidation process of BGL and Bogoso Holdings the assigned debt becomes intercompany debt and thus does not appear on the purchase price allocation of Company.


Note: As previously disclosed in the Prospectus Supplement dated August 16, 1999, the Company detailed that as of March 31, 1999, BGL had approximately US$12.9 million in long-term debt beyond the debt owed to the previous owners. The Acquisition Agreement, referred to in the above document, noted that the Company and Anvil would acquire US$34 million in debt , owed to the owners, and also provide for the following: US$6 million related to environmental rehabilitation, US$3 million related to severance costs, and US$1 million related to social and economic programs. Prior to the consummation of the acquisition, BGL paid the severance of US$3 million. Thus, as at September 30, 1999, the liabilities that were assumed by the Company, and thus included in the purchase price allocation were US$6 million for environmental rehabilitation and US$1 million for social economic programs.

                                  SIGNATURES
                                  ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              GOLDEN STAR RESOURCES LTD.




                              By:  /s/ Allan J. Marter
                                  ------------------------------------
                              Name:  Allan J. Marter
                              Title: Vice President and Chief Financial Officer


                              Dated: December 14, 1999